UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   August 4, 2015

JISHANYE, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-55180	46-1992903
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

7F, No. 247, Misheng 1st Road, Xinxing District
Kaosiung City 800
Taiwan, Republic of China
 (Address of Principal Executive Offices)

+866 7222 3733
 (Registrant’s Telephone number)

Copies to:
Asher S. Levitsky PC
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas; Suite 1100
New York, New York 10105-0302
Phone: (212) 370-1300
Fax: (212) 370-7889
E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 4, 2015, the holders of 41,760,000 shares of common stock of Jishanaye, Inc. (the “Company”), constituting 70.4% of the outstanding shares of the Company’s common stock on that date, executed and delivered to the Company the written consent to the election of Chun-Hao Chang and Mei-Chun Lin as the only directors of the Company and setting the number of directors at two.  The consent, which was a consent in lieu of the 2015 annual meeting of stockholders, was signed by Chun-Hao Chang and Jishanye Inc., a British Virgin Islands company (“BVI Jishanye, and, together with Mr. Chang, the “Majority Stockholders”).  Mr. Chang is the beneficial owner of BVI Jishanye.  The Majority Stockholders did not vote to elect two then-incumbent directors, Wen-Lang Chang and Hsin-Lung Lin, whose term as directors ended with the election of Mr. Chun-Hao Chang and Ms. Lin as the sole directors of the Company.

Chun-Hao Chang has been a director of the Company since October 24, 2013.  Mr. Chang has been the Company’s president since October 24, 2013 and chief executive officer since September 15, 2014. Mr. Chang was the supervisor of Kaohsiung City Youth Career Development Association and The Port Junior Chamber from 2012-2013. Mr. Chang has been the chief executive officer of Taiwan Living Career Co. Ltd. since 2010. Mr. Chang business operations experience in the funeral management services industry qualifies him to be a director.

Mei-Chun Lin has served as the Company’s chief financial officer since September 15, 2014. Ms. Lin graduated from National Sun Yat-sen University and majored in accounting. At present she is studying for an executive master's degree at Business Management Institute of I-Shou University. Ms. Lin worked with Lv Huiqing Accounting Firm as an account examiner from August 1998 to August 2000, Gao Du Motor Corporation Ltd. as chief accountant from September 2000 to July 2010 and as audit supervisor from July 2010 to September 2012, and Xing Da Company Limited as accounting supervisor from November 2012 to September 2013. Ms. Lin has 16-years of accounting experience.  Ms. Lin’s business and financial background qualify her to serve as a director.

Neither Mr. Chang nor Ms. Lin has an employment agreement with the Company.  Neither Mr. Chang nor Ms. Lin receive compensation for services as directors.  Mr. Chang does not receive compensation for his services as chief executive officer.  Ms. Lin currently receives compensation for her services as chief financial officer at the annual rate of 500,000 Taiwan New Dollars, which, at the current currency exchange rate is approximately US$16,500.  Ms. Lin’s compensation for 2014 was approximately $4,813.

Neither Mr. Chang nor Ms. Lin is an independent directors.  The Company does not have an audit, compensation or nominating committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2015	Jishanye, Inc.

By:	/s/ Mei-Chun Lin
Mei-Chun Lin
Chief Financial Officer